UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: May 9, 2011

(Date of earliest event reported)

Forbes Energy Services Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	333-150853-04	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas		78332
(Address of Principal Executive Offices)		(Zip Code)

(361) 664-0549

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On May 9, 2011, Forbes Energy Services Ltd. (the “Company”), announced that its wholly owned subsidiaries, Forbes Energy Services LLC and Forbes Energy Capital Inc. (collectively, the “Issuers”), have commenced a cash tender offer (the “Offer”) to purchase any and all of the Issuers’ outstanding $192,500,000 in aggregate principal amount of 11% Senior Secured Notes due 2015 (the “Notes”). In connection with the Offer, the Issuers are soliciting consents (the “Consent Solicitation”) to proposed amendments that would eliminate most of the restrictive covenants and event of default provisions contained in the indenture governing the Notes (the “Indenture”) and modify the terms of any intercreditor agreement applicable to the Notes. The Offer and Consent Solicitation are being made pursuant to an offer to purchase and consent solicitation statement dated May 9, 2011, and related consent and letter of transmittal, and are subject to certain conditions as described therein.

A copy of the press release is attached as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release, dated May 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: May 11, 2011	By:	/s/ L. Melvin Cooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 9, 2011